                                                                   EXHIBIT 10.14

Silicon Valley Bank

                    QUICK START LOAN AND SECURITY AGREEMENT

Borrower: Stampmaster, Inc.     Address:  4500 East Thousand Oaks Blvd.,
                                          Suite 100
Date:     May 1, 1998                     Westlake Village, CA 91362

THIS LOAN AND SECURITY AGREEMENT is entered into on the above date between SILICON VALLEY BANK ("Silicon"), whose address is 3003 Tasman Drive, Santa Clara, California 95054 and the borrower named above (jointly and severally, the "Borrower"), whose chief executive office is located at the above address ("Borrower's Address").

1. Loans. Silicon will make loans to Borrower (the "Loans") in amounts determined by Silicon in its reasonable business judgment up to the amount (the "Credit Limit") shown on the Schedule to this Agreement (the "Schedule"), provided no Event of Default and no event which, with notice or passage of time or both, would constitute an Event of Default has occurred. All Loans and other monetary Obligations will bear interest at the rate shown on the Schedule. Interest will be payable monthly, on the date shown on the monthly billing from Silicon. silicon may, in its discretion, charge interest to Borrower's deposit accounts maintained with Silicon.

2. Security Interest. As security for all present and future indebtedness, guarantees, liabilities, and other obligations, of Borrower to Silicon (collectively, the "Obligations), Borrower hereby grants Silicon a continuing security interest in all of Borrower's interest in the following types of property, whether now owned or hereafter acquired, and wherever located
(collectively, the "Collateral"):    All "accounts," "general intangibles,"
"contract rights," "chattel paper," "documents," "letters of credit," "instruments," "deposit accounts," "inventory," farm products," "investment property," "fixtures" and equipment," as such terms are defined in Division 9 of the California Uniform Commercial Code in effect on the date hereof, and all products, proceeds and insurance proceeds of the foregoing.

3. Representations And Agreements Of Borrower. Borrower represents to Silicon as follows, and Borrower agrees that the following representations will continue to be true, and that Borrower will comply with all of the following agreements throughout the term of this Agreement:

    3.1 Corporate Existence and Authority. Borrower, if a corporation, is and will continue to be, duly authorized validly existing and in good standing under the laws of the jurisdiction of its incorporation. The execution, delivery and performance by Borrower of this Agreement, and all other documents contemplated hereby have been duly and validly authorized, and do not violate any law or any provision of, and are not grounds for acceleration under, any agreement or instrument which is binding upon Borrower.

    3.2 Name; Places of Business. The name of Borrower set forth in this Agreement is its correct name. Borrower shall give Silicon 15 days' prior written notice before changing its name. The address set forth in the heading to this Agreement is Borrower's chief executive office. In addition, Borrower has places of business and Collateral is located only at the locations set forth on the Schedule. Borrower will give Silicon at least 15 days prior written notice before changing its chief executive office or locating the Collateral at any other location.

    3.3 Collateral. Silicon has and will at all times continue to have a first-priority perfected security interest in all of the Collateral, other than specific equipment. Borrower will immediately advise Silicon in writing of any material loss or damage to the Collateral.

    3.4 Financial Condition and Statements. All financial statements now or in the future delivered to Silicon have been, and will be, prepared in conformity with generally accepted accounting principles. Since the last date covered by any such statement, there has been no material adverse change in the financial condition or business of Borrower. Borrower will provide Silicon: (i) within 30 days after the end of each month, a monthly financial statement prepared by Borrower, and such other information as Silicon shall reasonably request; (ii) within 120 days following the end of Borrower's fiscal year, complete annual financial statements, certified by independent certified public accountants acceptable to Silicon and accompanied by the unqualified report thereon by said independent

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      Silicon Valley Bank              Quick Start Loan and Security Agreement
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certified public accountants; and (iii) other financial information reasonably requested by Silicon from time to time.

    3.5 Taxes; Compliance with Law. Borrower has filed and will file, when due, all tax returns and reports required by applicable law, and Borrower has paid, and will pay, when due, all taxes, assessments, deposits and contributions now or in the future owed by Borrower. Borrower has complied, and will comply, in all material respects, with all applicable laws, rules and regulations.

    3.6 Insurance. Borrower shall, at all times insure all of the tangible personal property Collateral and carry such other business insurance as is customary in Borrower's industry.

    3.7 Access to Collateral and Books and Records. At reasonable times, on one business day notice, Silicon, or its agents, shall have the right to inspect the Collateral, and the right to audit and copy Borrower's books and records.

    3.8 Operating Accounts. Borrower shall maintain its primary operating accounts with Silicon.

    3.9 Additional Agreements. Borrower shall not, without Silicon's prior written consent, do any of the following: (i) enter into any transaction outside the ordinary course of business, except for the ordinary course of business, except for the sale of capital stock to venture investors, strategic partners, and equipment lessors; (ii) sell or transfer any Collateral, except for (A) sale of finished inventory in the ordinary course of Borrower's business, and the sale of obsolete or unneeded equipment in the ordinary course of business and
(B) the sale and leaseback of Borrower's equipment if any such transaction or series of transactions are consummated within 90 days of the date hereof and the aggregate value of the equipment that is the subject of such transactions does not exceed $125,000; (iii) pay or declare any dividends on Borrower's stock (except for dividends payable solely in stock of Borrower); or (iv) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's stock other than the repurchase of up to the greater of (A) repurchases of Borrower's stock from Borrower's employees or directors pursuant to written agreement with the Borrower in an aggregate amount not to exceed $20,000 in any fiscal year or (B) five percent (5%) of Borrower's then issued stock in any fiscal year from Borrower's employees or directors pursuant to written agreement with the Borrower.

4. Term. This Agreement shall continue in effect until the maturity date set forth on the Schedule (the "Maturity Date"). This Agreement may be terminated, without penalty, prior to the Maturity Date as follows: (i) by Borrower, effective three business days after written notice of termination is given to Silicon; or (ii) by Silicon at any time after the occurrence of an Event of Default, without notice, effective immediately. On the Maturity Date or on any earlier effective date of termination, Borrower shall pay all Obligations in full, whether or not such Obligations are otherwise then due and payable. No termination shall in any way affect or impair any security interest or other right or remedy of Silicon, nor shall any such termination relieve Borrower of any Obligation to Silicon, until all of the Obligations have been paid and performed in full.

  Upon payment and performance in full of all the Obligations and termination of this Agreement, Silicon shall promptly deliver to Borrower termination statements, requests for reconveyances and such other documents as may be required to fully terminate Silicon's security interests.

5. Events of Default and Remedies. The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement: (a) Any representation, statement, report or certificate given to Silicon by Borrower or any of its officers, employees or agents, now or in the future, is untrue or misleading in a material respect; or (b) Borrower fails to pay when due any Loan or any interest thereon or any other monetary Obligation; or (c) the total Obligations outstanding at any time exceed the Credit Limit, or (d) Borrower fails to perform any other non-monetary Obligation, which failure is not cured within 5 business days after the date due; or (e) Dissolution, termination of existence, insolvency or business failure of Borrower; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by or against Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or (f) a material change in the ownership of Borrower, without the prior written consent of Silicon; or (g) a material adverse change in the business, operations, or financial or other condition of Borrower. If an Event of Default occurs, Silicon, shall have the right to accelerate and declare all of the Obligations to be immediately due and payable, increase the interest rate by an additional four percent

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      Silicon Valley Bank              Quick Start Loan and Security Agreement
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per annum. and exercise all rights and remedies accorded it by applicable law.

6. General If any provision of this Agreement is held to be unenforceable, the remainder of this Agreement shall still continue in full force and effect. This Agreement and any other written agreements, documents and instruments executed in connection herewith are the complete agreement between Borrower and Silicon and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. There are no oral understandings, representations or agreements between the parties which are not in this Agreement or in other written agreements signed by the parties in connection this Agreement. The failure of Silicon at any time to require Borrower to comply strictly with any of the provisions of this Agreement shall not waive Silicon's right later to demand and receive strict compliance. Any waiver of a default shall not waive any other default. None of the provisions of this Agreement may be waived except by a specific written waiver signed by an officer of Silicon and delivered to Borrower. The provisions of this Agreement may not be amended, except in a writing signed by Borrower and Silicon. Borrower shall reimburse Silicon for all reasonable attorneys' fees and all other reasonable costs incurred by Silicon, in connection with this Agreement (whether or not a lawsuit is filed). If Silicon or Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party shall be entitled to recover its reasonable costs and attorneys' fees from the non-prevailing party. Borrower may not assign any rights under this Agreement without Silicon's prior written consent. This Agreement shall be governed by the laws of the State of California.

7. Mutual Waiver of Jury Trial BORROWER AND SILICON EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY CONDUCT, ACT OR OMISSION OF SILICON OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR AFFILIATES.


Borrower:

  STAMPMASTER, INC.

  By: /s/ James AC McDermott, CFO
     ------------------------------
     President or Vice President


  By: /s/ Ari Engelberg, Secretary
     ------------------------------
     Secretary or Ass't Secretary


Silicon:

  SILICON VALLEY BANK


  By: /s/ James C. Crumpton
     ------------------------------
  Title:  SVP
        ---------------------------

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

Silicon Valley Bank


Schedule to
QuickStart Loan and Security Agreement (Master)

BORROWER:                Stampmaster, Inc.

DATE:                    May 1, 1998

     This Schedule is an integral part of the Loan and Security Agreement between Silicon Valley Bank ("Silicon") and the above-named borrower ("Borrower") of even date.

Credit Limit                             $300,000 (includes, without limitation, Equipmen
(Section 1):                             Advances and the Merchant Services and Business Visa
                                         Reserve, if any), subject to increase as set forth below.

Interest Rate (Section 1):               A rate equal to the "Prime Rate" in effect from time to
                                         time, plus I% per annum. Interest shall be calculated on
                                         the basis of a 360-day year for the actual number of
                                         days elapsed. "Prime Rate" means the rate announced from
                                         time to time by Silicon as its "prime rate;" it is a
                                         base rate upon which other rates charged by Silicon are
                                         based, and it is not necessarily the best rate available
                                         at Silicon. The interest rate applicable to the
                                         Obligations shall change on each date there is a change
                                         in the Prime Rate.

Maturity Date (Section 4):               October 8, 1999

Other Locations and Addresses
(Section 3.2):                           ---------------------------------------------------------

Other Agreements:                        Borrower also agrees as follows:
                                         1.  Loan Fee.  Borrower shall concurrently pay Silicon a
                                         non-refundable Loan Fee in the amount of $1,500.

                                         2.  Banking Relationship.  Borrower shall at all times
                                         maintain its primary banking relationship with Silicon.

                                         3.  Warrants.  Concurrently herewith, Borrower shall
                                         execute and deliver to Silicon a seven year warrant (the
                                         "Warrant") to purchase stock for 4,000 Series A
                                         Preferred Shares of the Borrower at an initial exercise
                                         price of $.40 per share. Further, each increase in the
                                         Credit Limit by $1,000 above the $300,000 level
                                         irrevocably entitles

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      Silicon Valley Bank             Quick Start Loan and Security Agreement
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
                                         Silicon to one additional Series A Preferred Share of the
                                         Borrower as part of the Warrant; Silicon may from time
                                         to time request that the Borrower modify the Warrant to
                                         reflect such increase, and Borrower agrees to do so.

                                         4.  Potential Credit Limit Increases.  For each $5,000
                                         that the Borrower receives in net proceeds from equity
                                         financing transactions consummated after the date hereof
                                         and prior to December 31, 1998, the Credit Limit set
                                         forth above shall be deemed to be increased by $ 1,000,
                                         up to a maximum Credit Limit of $ 1,000,000.


Borrower:                                      Silicon:

STAMPMASTER, INC.                              SILICON VALLEY BANK


By /s/ James AC McDermott                      By /s/ James C. Crumpton, SVP
  ---------------------------                    ---------------------------
President or Vice President                    Title
                                                    ------------------------

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

Silicon Valley Bank

Schedule to
QuickStart Loan and Security Agreement (Equipment Advances)

BORROWER:  Stampmaster, Inc.

DATE:    May 1, 1998

     This Schedule is an integral part of the Loan and Security Agreement between Silicon Valley Bank ("Silicon") and the above-named borrower ("Borrower") of even date.

Credit Limit (Equipment)             $300,000 (such amount to be funded under the aggregate
                                     Credit Limit), subject to increase as more fully set forth
(Section 1):                         in the Schedule to QuickStart Loan and Security Agreement
                                     (Master) of even date herewith. Equipment Advances will be made only on or prior to January 9, 1999 (the "Last Advance
                                     Date") and only for the purpose of purchasing equipment
                                     reasonably acceptable to Silicon. Borrower must provide
                                     invoices for the equipment to Silicon on or before the Last
                                     Advance Date.

Interest Rate (Section 1):           A rate equal to the "Prime Rate" in effect from time to
                                     time, plus I% per annum. Interest shall be calculated on the basis of a 360-day year for the actual number of days
                                     elapsed. "Prime Rate" means the rate announced from time to time by Silicon as its "prime rate;" it is a base rate upon which other rates charged by Silicon are based, and it is
                                     not necessarily the best rate available at Silicon. The
                                     interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.

Maturity Date (Section 4):           After the Last Advance Date, the unpaid principal balance of the Loans shall be repaid in 24 equal monthly installments of principal commencing on February 9, 1999 and continuing on the same day of each month thereafter until the entire
                                     unpaid principal balance of the Equipment Advances and all accrued and unpaid interest have been paid (subject to
                                     Silicon's right to accelerate the Loans on an Event of
                                     Default).

Borrower:                                      Silicon:

STAMPMASTER, INC.                              SILICON VALLEY BANK


By /s/ James AC McDermott                      By /s/ James C Crumpton
  ---------------------------                    --------------------------
President or Vice President                    Title    SVP
                                                    -----------------------

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